No. «CertNo»	U.S. «NumberAmt_»

COOL CAN TECHNOLOGIES, INC.
(Incorporated under the laws of the State of Minnesota)

10% CONVERTIBLE NOTE
DUE DECEMBER 31, 2005

(BEING ONE OF A SERIES OF CONVERTIBLE NOTES APPROVED BY RESOLUTION
     OF THE DIRECTORS OF THE COMPANY DATED DECEMBER 31, 2002,
AND SUBJECT TO THE TERMS AND CONDITIONS (THE “TERMS”) THEREOF.)

                    FOR VALUE RECEIVED, COOL CAN TECHNOLOGIES, INC. (herein referred to as the “Company”) promises to pay to

«INVESTOR_»
«ADDRESS_»

or any subsequent registered holder hereof (the “Holder”), the principal sum of

«dollaramount»

on or prior to December 31, 2005 (the “Maturity Date”), and to pay interest on the principal sum outstanding on December 31 of each year commencing on December 31, 2002, at the rate of 10% per annum subject to adjustment for any part period in accordance with the Terms of this Note. Such interest shall be paid in United States currency or common shares in accordance with the Terms of this Note, to the person and at the address in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the “Note Register”) on the business day immediately preceding the payment date. The principal of this Note is payable, if converted in shares of Common Stock, or if not converted, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Note is registered on the Note Register on the business day immediately preceding the payment date. The forwarding of such payment shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum or Common Shares so paid.

                    THIS NOTE is one of a duly authorized issue of Notes of the Company, designated as its 10% Convertible Notes due December 31, 2005 (the “Notes”).

                    THIS NOTE is subject to the terms and conditions established by Resolution of the Directors of the Company dated December 31, 2002 creating the series of Notes, which are incorporated herein by reference, and available for inspection at the head office of the Company at 311 – 698 Seymour Street, Vancouver, BC, Canada V6B 3K6.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

COOL CAN TECHNOLOGIES, INC.

By: _____________________________
       BRUCE LEITCH, President